Exhibit 99.1

For Immediate Release

REDPOINT BIO CORPORATION ANNOUNCES
EFFECTIVENESS OF REGISTRATION STATEMENT

Ewing, NJ—July 20, 2007—Redpoint Bio Corporation (OTCBB:RPBC) today announced the effectiveness of the registration statement on Form S-1 (Registration No. 333-143507), as of 4:30 pm July 20, 2007.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there by any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

A copy of the final prospectus may be obtained from the office of Redpoint Bio Corporation, 7 Graphics Drive, Ewing, New Jersey 08628, (609) 637-9700.

About Redpoint Bio

Redpoint Bio is leveraging recent discoveries in the molecular biology of taste to discover and develop novel taste enhancers and aversive taste blockers for the food, beverage and pharmaceutical industries. Redpoint Bio’s food and beverage program is focused on identifying flavor enhancers that improve the taste of existing ingredients, reduce the need for excess sugar and salt, and contribute to the development of healthier, better-tasting foods and beverages. The pharmaceutical program uses a biochemical approach aimed at suppressing the bitterness of medicines, which has the potential to expand the range of formulation options and increase patient compliance. For more information, please visit the Company’s website at www.redpointbio.com.

Safe Harbor Statement

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  The Company’s performance and financial results could differ materially from those reflected in these forward-looking statements due to among other factors, any efforts by third parties to invalidate or limit any patents, the marketplace acceptance of its products, the decisions of regulatory authorities, the results of clinical trials and general financial, economic, regulatory and political conditions affecting the food, biotechnology and pharmaceutical industries generally.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  The Company undertakes no obligation to update publicly any forward-looking statement.

CONTACT AT:

Redpoint Bio Corporation:	Rx Communications Group:

Scott Horvitz	Paula Schwartz (Investors)
Chief Financial Officer	(917) 322-2216
(609) 637-9700	pschwartz@rxir.com
shorvitz@redpointbio.com

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